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The following presentation was made available to some set of ExxonMobil employees on May 5, 2021.

Staale Gjervik

ExxonMobil, Global Services Company

Employee Podcast, May 5, 2021

Transcript:

Hello GSC family.

Today I want to provide a brief overview of the quarterly earnings that were reported end of last week and spend a few minutes discussing some of the questions and comments from our recent GSC Employee Forum.

But before we start, I want to speak to those of you in areas that are struggling with rising COVID cases.

We have seen and heard the stories of so many searching for healthcare for their loved ones and facing a severe lack of medical resources.

Please continue to do what you need to take care of yourselves and your families first. Our hearts truly go out to you as the worldwide fight against the virus continues.

Shifting gears and turning to the corporate earnings released on Friday. I’m really pleased to say that the company reported positive results with earnings of $2.7 billion for the first quarter.

This is a significant improvement and comes after experiencing improved margins across all businesses with demand recovery. And due to the work all of you did last year, and frankly, over the past few years.

We’re seeing the hard work and determination payoff with growing long-term shareholder value.

We have reported a strong cash flow of more than $9 billion, reduced structural costs, flexible CapEx, best-ever reliability performance, and an optimistic outlook for our Low Carbon Solutions business. This is an exciting time for all of us, showing we delivered on our commitments.

We’re also taking steps to position the company for a strong future. No matter what market conditions we face.

We have paced our investments with recovery in mind, continuing our focused on advantaged assets like those in Guyana, the Permian, Corpus Christi and efficiently pausing other projects at optimum break points.

We established our Low Carbon Solutions business to advance technology and enable emissions reductions at scale.

We’re reducing our debt and rebuilding our balance sheet so that we can take advantages of upswings and be prepared for the downturns when they come.

I’m also so proud or how GSC is contributing to the bottom line.

Examples include extending our payment terms to free up cash and improving our working capital; continuing to pace ourselves and being thoughtful about our Property and IT investments making absolutely sure we’re getting strong and timely returns;

This, combined with many efforts underway to continue to reduce our cost structure and optimize the efficiency and effectiveness of what we do taking a strong end-to-end process ownership, all with a very measurable impact to our bottom line.

I also want to share that in talking with Darren, the Management Committee and the business lines, I have received feedback about this strengthen partnership and significant value GSC is providing.

It’s a real testament to our team’s focus and our ability to leverage our diverse thinking across the organization.

Recently, we had a large GSC Forum and I want to thank those of you who joined us. I also want to share a brief recap of the takeaways from the sessions.

Our partnership with the businesses helps ExxonMobil provide essential products to support modern life. One area of great interest is the Low Carbon Solutions business and I encourage you to watch the video of Darren’s forum to learn more about it.

Many of you have asked about GSC’s involvement in this venture. We’re working through the details to understand how we will support the new business and as soon as we have a better line of sight to this, we will share this with you

We also reviewed some of the great learnings GSC gained from the last year and recognized some of our accomplishments as well.

These learnings enable us to recognize the value of our GSC anchors and must wins, and helped us identify some of the gaps in our end-to-end ownership and how we can deliver value-added outcomes.

We touched on our Company culture and how each of us can foster the aspirational “we are ExxonMobil” culture every day and closed with a dialogue and Q&A of the top themes on your mind.

I really appreciate that many of you took the time to submit questions as well as feedback after the event.

The Leadership Team and I addressed some of the questions on your mind around performance assessment, benefits, attrition, and return to the office.

Granted, we did not get to spend as much time on a question as we wanted. I want you to know that we read all of your questions and after reading the survey feedback, I know there are still many concerns and areas that need clarity.

The leadership team and I remain committed to continuing to provide additional clarity and continuing to answer questions in small and large groups going forward. In reviewing the GSC-specific questions, we’ve been asked about what we mean by “value” in our GSC anchors and must wins.

Value can be cost reductions. Do what we do, but be even more efficient streamlining our processes, using technology, finding different ways to deliver. It can be around being more critical on what we invest in making sure the benefit or return we’re getting is sufficient to justify the investment. It can be finding insights in our data, whether it’s internal or external, that result in us doing something different because of what we see, whether it’s spending less or generating more money end of the today.

The key for me is that we all know why we do what we do every day. Nothing should be “just a transaction.” Ensure you are doing it the best way for cost or to generate a benefit.

I strongly encourage you to think about how your work helps us meet our GSC must wins as well as your team’s work goals.

Another question we received is where GSC can have the most material impact on helping the business lines better compete. That’s a great question, but not one with a very specific or simple answer.

I would say across everything, you all do value is being generated or lost, which is why it’s so important we all have clarity on why we are here and what we should focus on as individuals.

We have defined our GSC anchors and our must wins to help focus all of us on where we can go after more value, short or longer term. Which is why your group and you as individuals need to have your own must wins to create this focus that links back to the GSC and the divisional must wins. This conscious and deliberate focus is how we believe we can add the most value to the Corporation and to each of our business lines.

I’m really excited about the opportunities ahead of us and the progress we’ve made. I challenge all of us to be focused on the priorities within our space that will help us consistently outperform competition. With this focus and right behaviors, we will be a premier enterprise service provider.

In closing, I challenge you to continue to be resilient, choose positivity, have the courage to make a difference. You are part of this team for a reason.

It’s your skills and expertise that help the company win.

Thank you for all you do. Take care and be safe.

Important Additional Information Regarding Proxy Solicitation

Exxon Mobil Corporation (“ExxonMobil”) has filed a definitive proxy statement and form of associated BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for ExxonMobil’s 2021 Annual Meeting (the “Proxy Statement”). ExxonMobil, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2021 Annual Meeting. Information regarding the names of ExxonMobil’s directors and executive officers and their respective interests in ExxonMobil by security holdings or otherwise is set forth in the Proxy Statement. To the extent holdings of such participants in ExxonMobil’s securities are not reported, or have changed since the amounts described, in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of ExxonMobil’s Board of Directors for election at the 2021 Annual Meeting are included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the Proxy Statement and other relevant documents filed by ExxonMobil free of charge from the SEC’s website, www.sec.gov. ExxonMobil’s shareholders can also obtain, without charge, a copy of the Proxy Statement and other relevant filed documents by directing a request by mail to ExxonMobil Shareholder Services at 5959 Las Colinas Boulevard, Irving, Texas, 75039-2298 or at shareholderrelations@exxonmobil.com or from the investor relations section of ExxonMobil’s website, www.exxonmobil.com/investor.